Exhibit 5.1

December 6, 2022

Warrantee Inc.

1103 Kitahama Craft, 2-4-1 Doshomachi, Chuo-ku, Osaka City, Osaka 541-0045, Japan

Re: Warrantee Inc. / American Depositary Shares

Dear Sir / Madam:

We act as Japanese special counsel for Warrantee Inc. (the “Company”), a corporation incorporated under the laws of Japan, in connection with the underwritten initial public offering and sale by the Company of certain new common shares of the Company (the “New Shares,” and the common shares of the Company in general, the “Shares”) in the form of American Depositary Shares (the “ADSs,” collectively with the Shares, the “Securities”), for an aggregate of up to 5,750,000 Shares in the form of ADSs, as described in the Company’s Registration Statement on Form F-1 (including all exhibits thereto and as amended from time to time, the “Registration Statement”), as filed by the Company with the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended (the “Securities Act”).

For the purposes of this opinion letter, we have examined originals and/or photostatic copies of such documents as we have deemed relevant. In conducting our examination, we have assumed, without independent verification, the legitimacy of all signatures, the legal capacity of each party thereto, the authenticity of all the documents submitted to us as originals, the conformity to the originals of all the documents submitted to us, and the accuracy and completeness of all records made available to us by the Company. In addition, in rendering this opinion letter, we have assumed that the Securities will be offered in the manner and on the terms and conditions described or referred to in the Registration Statement.

This opinion letter is limited solely to the matters expressly set forth herein. Our opinions expressed herein are limited only to the laws of Japan, and we do not purport to express or imply any opinion with respect to the applicability or effect of the laws of any other jurisdiction. We express no opinion concerning, and assume no responsibility as to, laws or judicial decisions related to any US federal laws, rules or regulations, including but not limited to any US federal securities laws, rules or regulations, or any US state securities or “blue sky” laws, rules or regulations.

ALBANY
AMSTERDAM
ATLANTA
AUSTIN
BERLIN¬
BOCA RATON
BOSTON
CHICAGO
DALLAS
DELAWARE
DENVER

FORT LAUDERDALE

HOUSTON

LAS VEGAS
LONDON*
LOS ANGELES
MEXICO CITY+
MIAMI
MILAN**
MINNEAPOLIS
NASHVILLE
NEW JERSEY
NEW YORK

NORTHERN VIRGINIA
ORANGE COUNTY
ORLANDO
PHILADELPHIA
PHOENIX

ROME**
SACRAMENTO
SAN FRANCISCO

SEOUL∞
SHANGHAI
SILICON VALLEY
TALLAHASSEE
TAMPA

TEL AVIV^
TOKYO¤
WARSAW~
WASHINGTON, D.C.

WESTCHESTER COUNTY
WEST PALM BEACH

¬ OPERATES AS GREENBERG TRAURIG GERMANY, LLP

* OPERATES AS GREENBERG TRAURIG MAHER LLP

+ OPERATES AS GREENBERG TRAURIG, S.C.

** STRATEGIC ALLIANCE

∞ OPERATES AS GREENBERG TRAURIG LLP FOREIGN LEGAL CONSULTANT OFFICE

^ A BRANCH OF GREENBERG TRAURIG, P.A., FLORIDA, USA

¤ OPERATES AS GT TOKYO HORITSU JIMUSHO

~ OPERATES AS GREENBERG TRAURIG GRZESIAK SP.K.

Greenberg Traurig Tokyo Law Offices ■ WWW.GTLAW.COM

21F, Meiji Yasuda Seimei Building ■ 2-1-1, Marunouchi, Chiyoda-ku, Tokyo ■ Phone +81 (0)3 4510 2200 ■ Fax +81 (0)3 4510 2201

Based upon and subject to the foregoing, and having regard to legal considerations and other information we have deemed relevant, we are of the view that the New Shares have been duly and validly authorized, and that when the New Shares are issued and delivered in exchange for payment in full to the Company of all considerations required therefor, in the manner and on the terms and conditions described in the Registration Statement and in accordance with the proceedings described therein, all the New Shares will be duly and validly issued, fully paid and non-assessable.

We hereby consent to the reference to our firm’s name under the caption “Legal Matters” in the Prospectus included in the Registration Statement and the use of this opinion letter as an exhibit to the Registration Statement. Despite such consent, we do not admit that we come within the category of persons where consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Yours sincerely,

/s/ Greenberg Traurig Tokyo Law Offices

Greenberg Traurig Tokyo Law Offices ■ WWW.GTLAW.COM